Exhibit A to Deposit Agreement

CERTAIN RIGHTS OF THE OWNER OF
THE AMERICAN DEPOSITARY
SHARES EVIDENCED BY THIS
RECEIPT UNDER ARTICLES 3, 12 AND
16 OF THIS RECEIPT MAY BE
SUSPENDED OR REVOKED PURSUANT
TO THE PROVISIONS OF ARTICLE 22
OF THIS RECEIPT
No. __________
AMERICAN DEPOSITARY SHARES
(Each American Depositary Share
represents
one-tenth of one deposited Share)

Effective December 23, 2003 the Par Value has changes from British Pound 0.10 to British Pound0.01 Each

THE BANK OF NEW YORK
AMERICAN DEPOSITARY RECEIPT
FOR ORDINARY SHARES,
PAR VALUE British Pound0.10 EACH, OF
XENOVA GROUP PLC
(INCORPORATED UNDER THE LAWS
OF ENGLAND AND WALES)
The Bank of New York as depositary
(hereinafter called the "Depositary"), hereby
certifies that
____________________________________
_________________________,
or registered assigns, IS THE OWNER OF
__________________________________

AMERICAN DEPOSITARY SHARES

representing deposited Ordinary Shares
(herein called "Shares") of Xenova Group plc, incorporated under the laws of England and Wales (herein called the "Company").
At the date hereof, each American
Depositary Share represents one-tenth of one Share which is either deposited or subject to deposit under the Deposit
Agreement (hereinafter defined) at the
London, England office of The Bank of New
York, as Custodian (herein called the
"Custodian").  The Depositary's Corporate
Trust Office is located at a different address than its principal executive office. Its
Corporate Trust Office is located at 101
Barclay Street, New York, N.Y. 10286, and its principal executive office is located at 48
Wall Street, New York, N.Y. 10286.

THE DEPOSITARY'S CORPORATE
TRUST OFFICE ADDRESS IS
101 BARCLAY STREET,
NEW YORK, N.Y.  10286